BlackRock Funds:
New Jersey Municipal Money Market
Portfolio

File Number:

CIK Number:

For the Period
Ended:
03/31/08




Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period October 1, 2007 through March 31, 2008.

                            SALES (IN THOUSANDS)
TRANSACTION      FACE         SECURITY                DUE
DATE            AMOUNT       DESCRIPTION     RATE     DATE
11/01/07        $  7,415     NJS HFA         3.39     08/01/31
                             PT 1319

01/22/08        $  7,855     PORT AUTH NY    2.99     12/01/17
                             & NJ PFLOAT
                             MT  05